                                                                    Exhibit 12.1

             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                   Nine Months Ended                    Years Ended
                                                    September 30,                       December 31,
                                                   -----------------  -----------------------------------------------
                                                    1999      1998      1998      1997      1996      1995      1994
                                                   -----     -----     -----     -----     -----     -----     -----
(A)                  EARNINGS
          ===================================
          Pretax income from
          continuing operations                    $(139)       53     $ (24)    $  69     $ 173     $ 311     $ 203
          Earnings of unconsolidated
          subsidiaries                                15        29        55        27       (14)      (12)       (9)
               Fixed Charges                          39        46        61        45        37        38        42
               Capitalized interest adjustment       (12)      (24)      (32)      (19)      (15)       (8)       (8)
               Minority interest                       1         2         2         4         8         7        10
                                                   -----     -----     -----     -----     -----     -----     -----
               Earnings                            $ (90)    $ 106     $  62     $ 126     $ 189     $ 336     $ 238
                                                   =====     =====     =====     =====     =====     =====     =====


(B)                  FIXED CHARGES
          ===================================
          Interest Expense                         $  22     $  26     $  35     $  22     $  17     $  19     $  22
          Interest portion of rent expenses           17        20        26        23        20        19        20
                                                   -----     -----     -----     -----     -----     -----     -----
               Fixed Charges                       $  39     $  46     $  61     $  45     $  37     $  38     $  42
                                                   =====     =====     =====     =====     =====     =====     =====

(A)/(B)   Ratio of Earnings to Fixed Charges          --       2.3       1.0       2.8       5.1       8.8       5.7
                                                   =====     =====     =====     =====     =====     =====     =====


NOTE: Earnings were insufficient to cover fixed charges for the period ended September 30, 1999 by $129.